CONSENT OF INDEPENDENT VERIFICATION SERVICE

We consent to the reference to us under the heading “Management of the Funds” appearing in the Prospectus, which is part of this Post-Effective Amendment No. 8 to Registration Statement Nos. 333-118634 and 811-21625 of Intrepid Capital Management Funds Trust on Form N-1A.

ACA Beacon Verification Services

/s/ ACA Beacon Verification Services

Chattanooga, TN
January 21, 2009

ACA Beacon Verification Services

By:                      Jason Millard

Signed:               /s/ Jason Millard

Title:                   Director of Business Development